UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2022

STRATEGIC ACQUISITIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-28963

Nevada	13-3506506
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

30 Broad Street, 14th Floor, New York, NY	10004
(Address of principal executive offices)	(Zip Code)

(212) 878-6532

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:	None

Securities registered pursuant to Section 12(g) of the Act:	Common Stock
(Title of class)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

On August 31, 2022, Strategic Acquisitions, Inc., (the “Company” or the “Registrant”) underwent a change in control. In a private transaction, Exworth Management LLC (“Exworth”) purchased an aggregate of 2,013,000 shares of the Company’s common stock, par value $0.001 ( “Common Stock”). The shares of Common Stock were purchased from the following sellers: 1,525,000 shares from the previous controlling shareholder, NextCoal International, Inc.; 453,000 shares from the Company’s President, John P. O’Shea; 10,000 shares from the Company’s Secretary/Treasurer, Marika X. Tonay; and 25,000 shares from a private seller. The aggregate consideration for such shares was $650,005.16 and the source of funds was from the working capital of Exworth Management LLC.

The Company has 2,715,000 Common Shares issued and outstanding. Exworth’s 2,013,000 Common Shares represent approximately 74.1% ownership in the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

With the change in control, effective at the close of business on August 31, 2022, Marika X. Tonay resigned as Secretary/Treasurer and Director of the Company and Jonathan Braun resigned as Director and Chairman of the Board of the Company. Concurrently, Dr. Yuanyuan Huang was appointed Secretary/Treasurer and a Director of the Company and Dr. Wei Huang was appointed a Director of the Company. Yuanyuan Huang and Wei Huang are both managing partners of Exworth, the new controlling shareholder. John P. O’Shea has retained his positions as President and Director of the Company.

Additional information about the new officers and directors is as follows:

Dr. Yuanyuan Huang, 43,is a managing partner of Exworth Management LLC, a private investment firm, since Jan, 2021. He has also served as the Managing Member of Fundin, LLC, a consulting firm providing information technology consulting services, since 2018. Between 2018 to 2020, Dr. Huang also served as Venture Partner of Efund City LLC, a fintech company, and was a member of the Investment Committee of Efund City Metro Income Fund LLC, a real estate investment company. Between 2008 and 2018, he worked at several boutique brokerage firms. Dr. Huang holds a Ph.D. in Physics from the College of William and Mary and a master’s degree in Finance from George Washington University.

Dr. Wei Huang, 43, is a managing partner of Exworth Management LLC, a private investment firm since Jan, 2021. Since 2017, he also founded and serves as Chairman of the Board of Dake Data, LTD, a Shenzhen-based company with a proprietary AI, Blockchain and Cloud computing solution. From 2013 to 2018, Dr. Huang worked at ION Geophysical as a technical advisor for various oil and gas projects. Dr. Huang holds a bachelor’s degree from the University of Science and Technology of China, a master’s degree in mathematics from the University of Wisconsin and a PhD degree in Geophysics from the University of Houston. Dr. Huang has published more than a dozen papers and holds two international patents.

In consideration for their services, the Company granted the departing and continuing Directors warrants to purchase shares of Common Stock as follows: 37,129 warrants to John P. O’Shea, 112,137 warrants to Jonathan Braun and 734 warrants to Marika X. Tonay. The warrants were issued August 31, 2022 and are valid for a period of 5 years from issuance at an initial purchase price of $1.20 per share of Common Stock, subject to adjustment and registration rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Strategic Acquisition, Inc.
Registrant

Date: September 6, 2022	By:	/s/ John P. O’Shea
John P. O’Shea, President

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